STEMCELL GLOBAL RESEARCH, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

MARCH 31, 2001

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TABLE OF CONTENTS

PAGE

INDEPENDENT AUDITORS' REPORT.............1

BALANCE SHEET - ASSETS.............................2

BALANCE SHEET-LIABILITIES AND

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JEROME J. DONNELLON

CERTIFIED PUBLIC ACCOUNTANT

85 Twin Lakes Drive

Fairfield, Ohio 45014

(513) 874-3055

INDEPENDENT AUDITORS REPORT

--------------------------------------------------

May 9, 2001

Board of Trustees

Stemcell Global Research, Inc. (The Company)

Las Vegas, Nevada 89102

I have reviewed the Balance Sheet of Stemcell Global Research, Inc.

as of March 31, 2001, and related statements of income, retained earnings, and cash flows in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of

Stemcell Global Research, Inc.

A review consists principally of inquiries of company personnel and

Analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly,

I do not express such an opinion.

Based on my review, I am not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principals.

My responsibility is to express an opinion on these financial statements based on my audit.

/s/ JEROME J. DONNELLON

Jerome J. Donnellon

Ohio Licencse ID#4L-3-3114

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Stemcell Global Research, Inc.

(A Development Stage Company)

Balance Sheet

As Of

March 31, 2001

ASSETS



	March 31, 2001	March 31, 2000
ASSETS
CURRENT ASSETS
Cash	20,115.00	18,458.00
Money Market Account	6,002.00	60,456.00
Total Current Assets	26,117.00	78,914.00
PROPERTY AND EQUIPMENT
Property and Equipment	0	0
Total Property and Equipment	0	0
OTHER ASSETS
Patent Rights	860,000.00	0
Less Amortization	50,880.00	0
Total Other Assets	809,120.00	0
TOTAL ASSETS	835,237.00	78,914.00



See Accompanying Notes to Financial Statements

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STEMCELL GLOBAL RESEARCH, INC.

(A Development Stage Company

Balance Sheet

As Of

March 31, 2001

Liabilities and Equity



	March 31, 2001	March 31, 2000
CURRENT LIABILITIES
Accounts Payable	0	0
Total Current Liabilities	0	0
OTHER LIABILITIES
Convertible Notes Payable	1,184,728.00	163,000.00
Accrued Interest Payable	123,810.00	5,848.00
Total Other Liabilities	1,308,538.00	168,848.00
Total Liabilities	1,308,538.00	168,848.00
EQUITY
Common Stock, $0.001 par value, authorized
20,000,000 shares; issued and outstanding at
June 30, 2000 common shares:	1,924.00	1,924.00
Additional Paid in Capital	143,839.00	143,839.00
Retained Earnings (Deficit accumulated during
Development stage)	(619,064.00)	(235,697.00)
Total Stockholders' Equity	(473,301.00)	(89,934.00)
TOTAL LIABILITIES AND OWNER'S EQUITY	835,237.00	78,914.00



See Accompanying Notes to Financial Statements

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Stemcell Global Research, Inc.

(A Development Company)

STATEMENT OF OPERATIONS

FOR PERIOD

March 31, 2001 (unaudited) and

March 31, 2000 (unaudited)



	March 31, 2001	March 31, 2000
	(unaudited)	(unaudited)
REVENUE
Revenues	0	0
Interest Income	131.00	45.00
Total Revenue	131.00	45.00
COSTS AND EXPENSES
Selling, General and Administrative	76,672.00	25,670.00
Total Costs and Expenses	73,672.00	25,670.00
Net income or Loss before taxes	(73,541.00)	(25,625.00)
Income Tax Expense	0	0
Net Ordinary Income or Loss	(73,541.00)	(25,625.00)
Weighted Average
Number of common shares outstanding	1,840,361	1,890,361
Basic Net Loss Per Share	(0.039)	(0.01)



See Accompanying Notes to Financial Statements

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Stemcell Global Research, Inc.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

FOR PERIOD ENDING

SEPTEMBER 30, 2000



	March 31, 2001	March 31, 2000
CASH FLOWS FROM OPERATING ACTIVITIES
Net (Loss) from Operations	(73,541.00)	(25,625.00)
Adjustments to reconcile net income
to net cash provided
Increase in interest payable	36,804.00	3,390.00
Amortization	16,980.00
Net Cash provided by Operating Activities	(19,757.00)	(22,235.00)
CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used by investing activities	0	0
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of Capital Stock	0	0
Cash Received from convertible note payable	0	78,000.00
Increase Convertible Notes	5,000.00	0
Net cash provided by financing activities	(14,757.00)	78,000.00
Balance at beginning of period	40,875.00	23,149.00
Net increase (decrease) in cash	(14,757.00)	55,765.00
Balance at the end of period	26,118.00	78,914.00



See Accompanying Notes to Financial Statements

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Stemcell Global Research, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 1 - History and Organization of the Company

The Company was organized January 20, 1999, (Date of Inception)

under the laws of the State of Nevada, as Stemcell Global Research,

Inc. (The Company) and has no operations and in accordance with

SF#7, the Company is considered a development stage company.

The Company has 20,000,000 shares of $0.001 par value stock

authorized.

On January 21, 1999, the Company issued 1,651,125 shares of its

$0.001 par value common stock for cash of $1,651.13 and cancellation of a $7,500.00 loan from a founding shareholder for corporate consulting costs.

On March 9, 1999, the Company completed a public offering that was exempt from federal registration pursuant to Regulation D, Rule 504 of the Securities Act of 1933 as amended, and exempt from state registration pursuant to various state securities transaction exemptions.

The Company sold 273, 225.00 shares of common stock at a price at

$0.50 per share for a total amount raised of $136,612.50. The

Company received cash in the amount of $93,535.00, a note receivable in the amount of $5,000.00 and exchange for service rendered in the amount of $38,062.50.

On March 29, 2000 a convertible promissory note was signed with

Atlantique Capital Group, Inc., in the amount of $163,000.00 at a per annum rate of 12%.

There have been no other issuances of equity or Common Stock.

Note 2 - ACCOUNTING POLICIES AND PROCEDURES

Accounting policies and procedures have not been determined except as follows:

1. The Company uses the accrual method of accounting.

2. The cost of organization was expensed when incurred.

3. Basic earnings per share is computed using the weighted average number of shares of common stock outstanding. Diluted earnings per share not included as the inclusion of convertible notes would be anti-

dilutive and all contingencies for conversion have not occurred.

4. The Company had not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception.

5. The cost of equipment is depreciated over the estimated useful life of the equipment utilizing the straight line method of depreciation.

There was no depreciation during this operating period. There was no equipment purchased through March 31, 2001.

6. The Company experienced losses for its operating period. The

Company will review its need for a provision for federal income tax after each operating period for which a statement of operations is issued.

The net operating losses will begin to expire in the year 2006.

7. The Company has adopted December 31st as its fiscal year end.

8. The Company records its inventory at cost. There was no inventory through March 31, 2001.

9. The preparation of financial statements in conformity with generally accepted accounting principals requires that management make estimates and assumptions which affect the reported amounts of assets and liabilities as at the date of the financial statements and revenues and expenses for the period reported. Actual results may differ from these estimates.

10. The Company will review its long-lived assets and certain identifiable intangible assets for impairment at the end of each operating period reported.

The Company will report these assets at recoverable costs.

11. Patent rights are amortized over 60 months in accordance with

Generally Accepted Accounting Principals and the Internal Revenue Code.

NOTE 3 - GOING CONCERN

The company's financial statements are prepared using generally accepted accounting principals applicable to a going concern, which contemplated the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not generated any revenues from its planned principal operations through March 31, 2001. Without realization of additional capital it would be unlikely for the Company to continue as a going concern. It is management's plan to secure additional capital through loans and or private placements.

NOTE 4 - RELATED PARTY TRANSACTIONS

Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such person may face a conflict in selecting between the Company and their other business interests. The Company had not formulated a policy for the resolution of such conflicts.

NOTE 5 - WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 6 - LONG TERM COMMITMENTS

The Company neither owns nor leases any real or personal property.

NOTE 7 - CONVERTIBLE NOTES PAYABLE

The Company has issued 5000 in convertible notes payable at 12% per annum. The notes have a ninety day term which may be automatically renewed by the Company. The Company does not have an interest rate and they are convertible at the holder's option at the price of $.50 per share, the fair market value of the Company's 504 offering, with demand registration rights and first right of refusal to sell these shares into the

Company's first secondary public offering. The notes are not with a related party.

NOTE 8 - ANNUAL REPORT

The certified audit of the Company for 12-31-2000 is not complete.

Based upon that, the income for this quarter may be restated and adjusted.

It is not anticipated that this will significantly alter this report.

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JEROME J. DONNELLON

CERTIFIED PUBLIC ACCOUNTANT

85 Twin Lakes Drive

Fairfield, Ohio 45014

May 9, 2001

TO WHOM IT MAY CONCERN:

The firm of Jerome J. Donnellon, Certified Public Accountant,

consents to the inclusion of my report of March 31, 2001 on the

Financial Statements of Stemcell Global Research, Inc., in any filing that are necessary now or in the near future to be filed with the U.S.

Securities and Exchange Commission.

Cordially,

/s/ JEROME J. DONNELLON

Jerome J. Donnellon

Ohio Licencse ID#4L-3-3114